                                                                     EXHIBIT 4.7

          ------------------------------------------------------------







                            UGLY DUCKLING CORPORATION




                                       and


                          CRUTTENDEN ROTH INCORPORATED



                             -----------------------



                       REPRESENTATIVE'S WARRANT AGREEMENT


                          Dated as of __________, 1996










          ------------------------------------------------------------

                       REPRESENTATIVE'S WARRANT AGREEMENT

         THIS REPRESENTATIVE'S WARRANT AGREEMENT (the "Agreement"), dated as of ________ 1996 is made and entered into by and between UGLY DUCKLING CORPORATION, a Delaware corporation (the "Company"), and CRUTTENDEN ROTH INCORPORATED (the "Warrantholder").

         The Company agrees to issue and sell, and the Warrantholder agrees to purchase, for the price of $1,500, warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 150,000 shares (the "Shares") of the Company's Common Stock, $0.001 par value (the "Common Stock"), in connection with a public offering (the "Public Offering") by the Company of 2,000,000 shares of Common Stock pursuant to an underwriting agreement (the "Underwriting Agreement"), dated as of _____________, 1996 between the Company and the Warrantholder, as Representative of the several Underwriters named in the Underwriting Agreement. The purchase and sale of the Warrants shall occur on the Closing Date, as defined in the Underwriting Agreement, and be subject to the conditions to the Underwriters' obligations to purchase Common Stock thereunder and the performance of such obligations by the Underwriters.

         In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

         Section 1.      Transferability and Form of Warrants.

                  1.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued.

                  1.2 Transfer. The Warrants shall be transferable only on the books of the Company maintained at its principal office in Phoenix, Arizona, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto and the surrendered Warrants shall be canceled by the Company. Canceled Warrants shall be disposed of by the Company in a manner satisfactory to the Company.

                  1.3 Limitations on Transfer of the Warrants. Subject to the provisions of Section 11, the Warrants shall not be sold, transferred, assigned or hypothecated by the Warrantholder until ___________, 1997, except to (i) one or more persons, each of whom on the date of transfer is an officer or partner of the Warrantholder; (ii) a successor to the Warrantholder in a merger or consolidation; (iii) a purchaser of all or substantially all of the Warrantholder's assets; or (iv) any person receiving the Warrants from one or more of the persons listed in this subsection 1.3 at such person's or persons' death pursuant to will, trust or the laws of intestate succession. The Warrants may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term

"Warrantholder" shall include any transferee or transferees of the Warrants pursuant to this subsection 1.3, and the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

                  1.4 Form of Warrants. The text of the Warrants and of the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its President or by a Vice President, attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

         The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

                  1.5 Legend on Shares. Each certificate for Shares initially issued upon exercise of the Warrants shall bear the following legend, unless, at the time of exercise, such Shares are subject to a currently effective Registration Statement under the Securities Act of 1933, as amended (the "Act"):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH SECTION 11 OF THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED."

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act, of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

         Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

         Section 3.      Term of Warrants; Exercise of Warrants.

                  (a) Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., Phoenix time, on ___________, 1997 and ending at 5:00 p.m., Phoenix time, on ___________, 2001 (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, with signatures guaranteed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this Section 3 and Sections 7 and 8 hereof), for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Shares (unless less than an aggregate of 100 Shares are then purchasable under all outstanding Warrants held by the Warrantholder).

                  (b) Payment of the aggregate Warrant Price shall be made in cash, by wire transfer, by certified or official bank check or through the use of Appreciation Currency (as defined below), or any combination thereof. Upon such surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in the name or names of the Warrantholder or, subject to compliance with the provisions of Section 11(a), in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants will be issued by the Company.

                  (c) As used herein, "Appreciation Currency" shall mean the consideration given by the surrender of Warrants in exchange for Shares. The number of Shares to which the holder shall be entitled upon such surrender of Warrants ("X") shall be determined by applying the following formula: X = N x (($S - $W) divided by $S), where "N" is the number of Shares that would be received if the Warrants surrendered were instead exercised for cash, "$S" is the Current Market Price (as defined in section 9) per share of Common Stock and "$W" is the Warrant Price defined in section 7 as adjusted and readjusted as set forth in Section 8.

         Section 4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax or taxes which may be payable (i) in respect of any secondary transfer of the Warrants or the securities comprising the

Shares; or (ii) as a result of the issuance of the Shares to any person, other than the Warrantholder thereof. The Company shall not be required to issue or deliver any certificate for any Shares unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.

         Section 5. Mutilated or Missing Warrants. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount, and issued at the applicant's cost. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         Section 6. Reservation of Shares. There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. The Company will supply every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.

         Section 7. Warrant Price. The price per Share at which Shares shall be purchasable upon the exercise of the Warrants (the "Warrant Price") shall be $_____ subject to further adjustment pursuant to Section 8 hereof.

         Section 8. Adjustment of Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  8.1 Adjustments. The number of Shares purchasable upon the exercise of the Warrants shall be subject to adjustment as follows: In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock; (ii) subdivide its outstanding Common Stock; (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock; or
(iv) issue by reclassification of its Common Stock other securities of the Company, the Warrant Price and the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be proportionately adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised at the Warrant Price immediately prior to the happening of such event or any record date with respect thereto, whichever is earlier. Any adjustment made pursuant to this subsection
8.1 shall become
effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  For the purpose of this subsection 8.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement; or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  8.2 No Adjustment for Dividends. Except as provided in subsection 8.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.

                  8.3 Certificate of Adjustment. Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  8.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrants been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8.1 hereof. The provisions of this subsection 8.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  8.5 Par Value of Shares of Common Stock. Before taking any action that would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

                  8.6 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8.

                  8.7 Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time, make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be issued in the form so changed.

         Section 9. Fractional Interests; Current Market Price. The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this
Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price per share of Common Stock multiplied by such fraction.

                  For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market and not on The Nasdaq National Market nor on any national securities exchange, the average of the per share closing bid price on the 20 consecutive trading days immediately preceding the date in question, as reported by The Nasdaq Small Cap Market (or an equivalent generally accepted reporting service if quotations are not reported on The Nasdaq Small Cap Market); or (ii) if the Common Stock is traded on The Nasdaq National Market or on a national securities exchange, the average for the 20 consecutive trading days immediately preceding the date in question of the daily per share closing prices on The Nasdaq National Market or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by The Nasdaq Small Cap Market, the applicable bid price referred to in said clause shall be the lowest bid price as reported by The Nasdaq Electronic Bulletin Board or, if not reported thereon, as reported in the "pink sheets" published by National Quotation Bureau, Incorporated, and, if such securities are not so reported, shall be the price of a share of Common Stock determined by the Company's Board of Directors in good faith. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in The Nasdaq National Market or on the national securities exchange on which the Common Stock is then listed.

         Section 10. No Rights as Shareholder; Notices to Warrantholder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends or other distributions, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

                  (a)    any action that would require an adjustment pursuant to
Section 8.1; or

                  (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 14 hereof, at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give notice required by this Section 10 or any defect therein shall not affect the legality or validity of any dividend, distribution, right, dissolution, liquidation or winding up, or the vote upon any action.

         Section 11.     Restrictions on Transfer; Registration Rights.

                  (a) The Warrantholder agrees that prior to making any disposition of the Warrants or the Shares, including without limitation, to persons or entities identified in clauses (i) through (vi), inclusive, of
Section 1.3 other than pursuant to a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") filed by the Company with, and declared effective by, the Securities and Exchange Commission (the "Commission"), the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made and shall provide such other information as may reasonably be required by the Company to conclude that no Registration Statement under the Act or under applicable state laws is required with respect to such disposition, and no such disposition shall be made if the Company has notified the Warrantholder that in the opinion of counsel reasonably satisfactory to the Warrantholder a Registration Statement under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and, to the extent required, declared effective by, the Commission.

                  (b)(i) Whenever during the four-year period beginning on ______________, 1997 and ending on ___________, 2001, the Company proposes to file with the Commission a Registration Statement (other than as to securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Act or for which a Form S-4 Registration Statement could be used), it shall, at least 30 days prior to each such filing, give written notice of such proposed filing to the Warrantholder and each holder of Shares, at their respective addresses as they appear on the records of the Company, and shall offer to include and shall include in such filing any proposed disposition of the Warrants and Shares upon receipt by the Company, not less than 10 days prior to the proposed filing date, of a request therefor setting forth the facts with respect to such proposed disposition and all other information with respect to such person reasonably necessary to be included in such Registration Statement. In the event that the managing underwriter for said offering advises the Company in writing that the inclusion of such securities in the offering would be detrimental to the offering, such securities shall nevertheless be included in the Registration Statement, as long as the Warrantholder and each holder of Warrants and Shares, desiring to have such securities included in the Registration Statement agrees in writing, for a period of 90 days following such offering, not to sell or otherwise dispose of such securities pursuant to such Registration Statement, which Registration Statement the Company shall keep effective for a period of at least nine months following the expiration of such 90-day period.

                         (ii)    In addition to any Registration Statement
pursuant to subparagraph (i) above, during the four-year period beginning on ______________, 1997 and ending on ___________, 2001 the Company will, as promptly as practicable (but in any event within 60 days), after written request (the "Request") by Cruttenden Roth Incorporated, or by a person or persons holding (or having the right to acquire by virtue of holding the Warrants) at least 50% of the shares of Common Stock which have been (or may be) issued upon exercise of the Warrants, prepare and file at its own expense a Registration Statement with the Commission and appropriate Blue Sky authorities sufficient to permit the public offering of the Warrants and Shares, and will use reasonable efforts at its own expense through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such Registration Statement to become effective as promptly as practicable and to maintain such effectiveness so as to permit resale of the Shares covered by the Request until the earlier of the time that all such Shares have been sold or the expiration of one hundred twenty (120) days from the effective date of the Registration Statement; provided, however, that the Company shall only be obligated to file one such Registration Statement under this Section 11(b)(ii).

                  (c) All fees, disbursements and out-of-pocket expenses (other than Warrantholders' and holders' of Shares brokerage fees and commissions and legal fees of counsel to the Warrantholders and holders of Shares, if any) in connection with the filing of any Registration Statement under Section 11(b) and in complying with applicable securities and Blue Sky laws shall be borne by the Company. The Company at its expense will supply any Warrantholder and any holder of Shares with copies of such Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Warrantholder or holder of Shares.

                  (d) The Company shall not be required by this Section 11 to file such Registration Statement if, in the opinion of counsel for the Warrantholders and holders of Shares and counsel for the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for such Warrantholders, holders and the Company), the proposed public offering or other transfer as to which such Registration Statement is requested is exempt from applicable federal and state securities laws and would result in unaffiliated purchasers or transferees obtaining securities which are not "restricted securities," as defined in Rule 144 under the Act.

                  (e) The provisions of this Section 11 and Section 12 hereof shall apply to the extent as provided herein if the Company chooses to file an Offering Statement under Regulation A promulgated under the Act.

                  (f) The Company agrees that until all Shares have been sold under a Registration Statement or pursuant to Rule 144 under the Act, it will use reasonable efforts to keep current in filing all materials required to be filed with the Commission in order to permit the holders of such securities to sell the same under Rule 144.

         Section 12.     Indemnification.

                  (a) In the event of the filing of any Registration Statement with respect to the Shares pursuant to Section 11 hereof, the Company agrees to indemnify and hold harmless the Warrantholder or any holder of such Shares and each person, if any, who controls the Warrantholder or any holder of such Shares within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees), to which the Warrantholder or any holder of such Shares or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Warrantholder or the holder of such Shares or any person who controls the Warrantholder or any holder of such Shares within the meaning of the Act specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Company may otherwise have.

                  (b) The Warrantholders and the holders of the Shares agree that they will indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Act in respect of the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Warrantholder or such holder of Shares specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that the Warrantholder or such holder of Shares may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 12. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party which poses a conflict of interest for such counsel, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 12(a) or 12(b) hereof who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such indemnification.

         Section 13. Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) a Warrantholder or any holder of the Shares or controlling person makes a claim for indemnification pursuant to Section 12 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 12 hereof provide for indemnification in such case; or (ii) contribution under the Act may be required on the part of any Warrantholder or any holder of the Shares or controlling person, then the Company and any Warrantholder or any such holder of the Shares or controlling person shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Warrantholder or holder of Shares or controlling person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and such holders of such securities and such controlling persons agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method which does not take account of the equitable considerations referred to in this
Section 13. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Section 14. Notices. Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

                  (a) If to a Warrantholder or a holder of Shares addressed to Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California, Attention: Corporate Finance Department.

                  (b) If to the Company addressed to it at 2525 East Camelback Road, Suite 1150, Phoenix, Arizona 85016, Attention: President.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

         Section 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholders, or the holders of Shares shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

         Section 16. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8.4 are complied with.

         Section 17. Survival of Representations and Warranties. All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

         Section 18. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

         Section 19. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares.

         Section 20. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                             UGLY DUCKLING CORPORATION



                                             By:
                                                 -------------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

                                             CRUTTENDEN ROTH INCORPORATED



                                             By:
                                                 -------------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

                                                                       EXHIBIT A

   THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED,
       HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH
              THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

                                                     Warrant Certificate No. ___

              REPRESENTATIVE'S WARRANTS TO PURCHASE 150,000 SHARES
                   OF COMMON STOCK, $0.001 PAR VALUE PER SHARE
                              VOID AFTER 5:00 P.M.,
                     PHOENIX TIME, ON ________________, 2001

                            UGLY DUCKLING CORPORATION

                ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

         This certifies that, for value received, __________________, the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from UGLY DUCKLING CORPORATION (the "Company"), at any time during the period commencing at 9:00 a.m., Phoenix time, on ______________, 1997, and before 5:00 p.m., Phoenix time, on ____________, 2001, at the purchase price per share of $_______ (the "Warrant Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of shares of Common Stock of the Company purchasable upon exercise of these Warrants shall be subject to adjustment from time to time as set forth in the Representative's Warrant Agreement referred to below.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash, by wire transfer, by certified or official bank check or through the use of "Appreciation Currency" as defined in the Representatives' Warrant Agreement, or any combination thereof.

         The Warrants evidenced hereby represent the right to purchase an aggregate of up to 150,000 Shares and are issued under and in accordance with a Representative's Warrant Agreement, dated as of ___________1996 (the "Representative's Warrant Agreement"), between the Company and Cruttenden Roth Incorporated and are subject to the terms and provisions contained in the Representative's Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents.

         Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional securities will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Representatives' Warrant Agreement.

         This Warrant Certificate does not entitle any Warrantholder to any of the rights of a shareholder of the Company.

                                             UGLY DUCKLING CORPORATION

                                             By: _______________________________
                                                    Name: ______________________
                                                    Title: _____________________

Dated: __________, 1996

ATTEST:                    [Seal]


__________________________
Secretary

                            UGLY DUCKLING CORPORATION
                                  PURCHASE FORM

UGLY DUCKLING CORPORATION
2525 East Camelback Road, Suite 1150
Phoenix, Arizona  85016

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase
thereunder,              shares of Common Stock (the "Shares") provided for
therein, and requests that certificates for the Shares be issued in the name of:


                  ---------------------------------------------
         (Please Print or Type Name, Address and Social Security Number)

                  ---------------------------------------------

                  ---------------------------------------------

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated:
       --------------------

Name of Warrantholder or Assignee:
                                   ---------------------------------------------
                                           (Please Print)

Address:
               -----------------------------------------------------------------

Signature:
               -----------------------------------------------------------------

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:
                       ---------------------------------------------------------

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT
                (To be signed only upon assignment of Warrants.)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          (Name and Address of Assignee Must Be Printed or Typewritten)

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

the within Warrants, hereby irrevocably constituting and appointing
                Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:
      ----------------        --------------------------------------------------
                                   Signature of Registered Holder

Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:
                       ---------------------------------------------------------

         (Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)